UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K/A
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 19, 2017 (February 2, 2017)
_______________________

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Rd NE	52498
Cedar Rapids, Iowa	(Zip Code)
(Address of principal executive officers)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

This current report on Form 8-K/A (the "Amendment") amends the current report on Form 8-K dated February 2, 2017, filed by Rockwell Collins, Inc. (the "Company") with the U.S. Securities and Exchange Commission on February 6, 2017 (the "Original Form 8-K"). The Original Form 8-K reported the final voting results of the Company's 2017 Annual Meeting of Shareowners held on February 2, 2017 (the "2017 Annual Meeting"). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future shareowner advisory votes to approve the compensation of the Company's named executive officers ("say on pay"). No other changes have been made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

(d)    As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future say on pay votes held at the 2017 Annual Meeting, 89,369,714 shares voted for annual votes, 735,409 shares voted for votes every two years, 7,963,424 voted for votes every three years, 836,059 shares abstained and there were 15,244,462 broker non-votes. The Company has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by the Company's board of directors in the proxy statement for the 2017 Annual Meeting, that the Company will hold future say on pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of say on pay votes. The next advisory vote regarding the frequency of say on pay votes is required to occur no later than the Company's 2023 Annual Meeting of Shareowners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC. (Registrant)

By:	/s/ Robert J. Perna
Robert J. Perna
Senior Vice President
General Counsel and Secretary

Dated: April 19, 2017